Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Shanta Puchtler, the President and Principal Executive Officer of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Annual Report of the Partnership on Form 10-Q for the period ending March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 16, 2022

/s/ Shanta Puchtler
Shanta Puchtler
President, Principal Executive Officer of Man Investments (USA) Corp., the General Partner of the Partnership